ING U.S., Inc.
2013 Omnibus Employee Incentive Plan

As a result of the initial public offering (“IPO”) of ING U.S., Inc. (“ING U.S.”), the 2013 award of Restricted ADS Units previously granted to you under the ING America Insurance Holdings, Inc. Equity Compensation Plan, as amended and restated effective January 1, 2008 (“Prior Award”), has been automatically converted into an Award (“Converted Award”) granted to you pursuant to the ING U.S., Inc. 2013 Omnibus Employee Incentive Plan (the “Plan”). This agreement (the “Agreement”) evidences the terms of the Converted Award granted to EMPLOYEE NAME (“Grantee”) on [ ], 2013 (“Date of Award”). In accordance with the terms and conditions of the award agreement previously entered into with the Grantee governing the Prior Award, this Agreement will govern the terms and conditions of the Converted Award from and after the time of the IPO. The Grantee's acceptance of the Prior Award constituted your irrevocable consent to the terms and conditions set forth herein.
1.     Restricted Stock Units Awarded
The Grantee is hereby awarded [ # of shares ] Restricted Stock Units. Each Restricted Stock Unit represents the unfunded, unsecured contractual right to receive one share of Common Stock of ING U.S., subject to and in accordance with the terms and conditions of this Agreement and the Plan. The number of Restricted Stock Units awarded hereby has been determined by multiplying each Restricted ADS Unit subject to your Prior Award by a fraction, the numerator of which is the average of the closing price of the New York Stock Exchange of one American Depositary Share of ING Groep N.V. for each of the five trading days immediately preceding the date of the closing of the IPO and the denominator of which is the price to the public (as specified on the cover of the final IPO-related prospectus) of one share of Common Stock of ING U.S. in the IPO. To the extent the calculation did not result in a whole number, the figure was rounded up to avoid fractional shares
2.     Delivery of Common Shares
Upon vesting pursuant to Paragraph 3 or Paragraph 4, as applicable, the Grantee will be entitled to receive shares of Common Stock as soon as administratively practicable after the date on which the Grantee becomes vested in his or her Restricted Stock Units, but in no event later than 2-1/2 months after vesting. Notwithstanding anything herein to the contrary, ING U.S. reserves the right to permit the Grantee to elect to receive payment of all or a portion of the value of the Common Stock in cash based on the Fair Market Value of the shares of Common Stock on the date they vest. The term “Fair Market Value” for purposes of this Agreement shall be the average of the highest and lowest prices of a share of Common Stock as quoted on the New York Stock Exchange, on the vesting date. Should the market be closed on a vesting date, the “Fair Market Value” shall be the average of the highest and lowest prices of a share of Common Stock as quoted on the New York Stock Exchange, on the last trading day prior to the vesting date. In the event of a block trade, the average price received will be the Fair Market Value for purposes of this Agreement.
3.    Vesting
Subject to Paragraph 4, the Grantee will become vested in all of the Restricted Stock Units granted hereby on January 1, 2016 (the “Vesting Date”).
4.    Special Rules Regarding Delivery of Common Stock
(a)    To be entitled to delivery of shares of Common Stock pursuant to this Agreement, the Grantee must be actively Employed by ING U.S. or any Affiliate of ING U.S. (together, the “Company”) on the Vesting Date set forth in Paragraph 3 above. Notwithstanding the foregoing, however, with respect to the Restricted Stock Units awarded under this Agreement, the Grantee, or in the event of the Grantee's death, the Grantee's designated beneficiary, (i) shall be fully vested upon termination of Employment as a result of death, Disability or Retirement, or (ii) be partially vested upon an involuntary termination other than for “cause” (other than in the case of Retirement), or (iii) shall be vested in accordance with Section 3.6 of the Plan, to the extent applicable, in the event of a Change in Control, or (v) have no vested status (i.e., forfeiture of all rights to all Restricted Stock Units) upon a termination for “cause”, and (vi) shall forfeit all unvested rights to all Restricted Stock Units upon any voluntary termination.
(b)    For purposes of this Agreement:
(i)    "Cause" means the Grantee's (A) material breach of any employment agreement he has entered into with the Company, (B) aiding and abetting a competitor of the Company, (C) misappropriation (or attempted misappropriation) of funds or property of the Company, embezzlement, fraudulent misrepresentation or disclosure of confidential information or trade secrets, (D) gross negligence or willful misconduct in the discharge of the Grantee's duties and responsibilities to the Company, (E) commission of any criminal act involving his duties and responsibilities for the Company, (F) willful failure or refusal to perform his job duties associated with his position after having been notified in writing by the Company of such failure or refusal and failing to correct the failure or refusal in the manner described in the written notification within 30 days, (G) failure to abide by the material policies of the Company, including but not limited to, any Company code of conduct, or (H) a similar act or failure to act that causes injury to the Company, as determined by the Company in its sole discretion.
(ii)     “Partially vested right” means a right to receive a percentage of the awarded Restricted Stock Units determined by dividing the number of whole calendar months from the month immediately following the Date of the Award until the month immediately prior to the date of the event by 36 and rounded up to the next whole number.
(iii)    No rights under this Agreement may be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of the Grantee only by the Grantee. Notwithstanding the foregoing, at the time a distribution is made under this Agreement, the Company may withhold any amounts due and owing to the Company at the time payment is otherwise required to be made hereunder to satisfy, in whole or in part, the amount due and owing to the Company.
5.    Adjustments to Common Stock
In the event of any event described in Section 1.6.3 of the Plan, the Committee will adjust the number and kind of Common Stock that may be delivered in connection with Restricted Stock Units awarded pursuant to this Agreement as set forth in Section 1.6.3 of the Plan.
6.    Taxes and Withholdings
Any distribution made pursuant to this Agreement shall be properly and timely reported for Federal, state, local and/or foreign income taxes and be subject to all applicable income tax and other withholdings. The Company is authorized to withhold from any Restricted Stock Units awarded or any payment relating to a Restricted Stock Units any amounts of withholding, other taxes, or any other standard deductions from compensation payable in connection with any transaction involving a Restricted Stock Unit. In addition, the Company is authorized to take any other action, including withholding from any payroll or other payment made by the Company to the Grantee, as it may deem advisable to satisfy obligations for the payment of withholding taxes and any other obligations relating to any Restricted Stock Units.
7.    Miscellaneous
(a)    Nothing in the Plan or in any Award granted under the Plan will confer upon any Grantee the right to continue as an employee of the Company or affect the right of the Company to terminate the Grantee's Employment at any time.
(b)    Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing the purposes of this Agreement will not affect the validity of any other provision of this Agreement, which will remain in full force and effect and which will be construed so as to be valid under applicable law.
(c)    The failure of any person at any time to require performance of any provision of this Agreement will in no manner affect the right of such person or any other person to enforce the same. No waiver by any person of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances will be (or will be deemed or construed) either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.
(d)    This Agreement is governed by, and will be construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.
(e)    This Agreement together with the Plan will constitute the entire agreement with respect to the Restricted Stock Units awarded under Paragraph 1 between the Company and the Grantee with respect to the Plan.
(f)    The Grantee acknowledges that the Company reserves the right to amend, modify or terminate the Plan at any time and no consent is required with respect to such amendment, modification or termination; provided, however, that no amendment, modification or termination will adversely affect the Grantee's rights under this Award without his or her written consent.
(g)    In the event the Company, in its sole discretion, determines that the Grantee's tax and/or withholding obligations will not be satisfied under the methods described in Paragraph 6 of this Agreement, the Grantee hereby authorize the Company or the Company's Stock Plan Administrator, currently UBS Financial Services Inc., to sell a number of shares of Common Stock that are issued to the Grantee this Agreement which the Company determines as having at least the market value sufficient to meet the tax and/or withholding obligations plus additional shares to account for rounding and market fluctuations. Such amount shall be paid over to the Company by the Stock Plan Administrator as soon as administratively practicable after receipt by the Stock Plan Administrator.
(h)    The shares of Common Stock granted under this Agreement may be sold as part of a block trade with other Grantees, in which case, all Grantees in the block trade will receive an average price for their shares.
(i)    In the event that at the time distribution of Common Shares is required to be made, the Company or the Grantee is subject to trading prohibitions either imposed by applicable securities laws, a trading policy established by the Company or otherwise (referred to as a “Blackout Period”), then distribution shall be made as soon as practicable after the Blackout Period ends. The price of the Common Shares shall be determined as if there had been no Blackout Period. Notwithstanding the foregoing, if the Company determines to permit the Grantee to elect to receive part or all of his or her vested Award in cash, it shall solicit his election prior to the imposition of a Blackout Period, with such election being irrevocable at the time received by the Company. The Company will implement this election during the Blackout Period, unless prohibited by applicable securities law. If a transaction to sell Common Stock is completed during the Blackout Period, distribution of the cash proceeds, less applicable taxes and deductions, will be made as soon as administratively practicable after the effective date of the transaction. The Fair Market Value of the Common Stock will be determined as of the date of sale.
(j)    Capitalized terms used but not defined in this Agreement in Paragraph 9 or elsewhere shall have the meanings given to them in the Plan.
8.    Grantee Covenants
(a)    As consideration for the award of Restricted Stock Units made pursuant to this Agreement, without prior written consent of the Company:
(i)    Grantee will not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to Grantee's Employment, any trade secrets, including but not limited to customer lists, product development and related information, marketing plans and related information, sales plans and related information, premium or other pricing information, operating policies and manuals, research, methodologies, contractual forms, business plans, financial records, or other financial, commercial, business or technical information related to the Company unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement, provided, however, that this limitation shall not apply to any such disclosure made while Grantee is Employed by the Company if such disclosure occurred in connection with the performance of Grantee's job as an employee of the Company;
(ii)    Grantee will not, during and for a period of 12 months following Grantee's termination of Employment, directly or indirectly induce or attempt to induce any employee or Insurance Agent of the Company to be employed by or to perform services for any entity that competes with the Company or any subsidiary or affiliate;
(iii)     Grantee will not, during and for a period of 12 months following Grantee's termination of Employment, directly or indirectly, induce or attempt to induce any agent or agency, broker, broker-dealer, financial planner, registered principal or representative, supplier or service provider of the Company to cease providing services to the Company;
(iv)    Grantee will not, during and for a period of 12 months after Grantee's termination of Employment, directly or indirectly, solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation or attempted solicitation, is a customer of the Company, or which the Company is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of Employment; provided, however, that this limitation shall only apply to any product or service which is in competition with a product or service of the Company and to those customers or prospective customers with whom Grantee had contact during Grantee's Employment; and

(v)    Following the termination of Grantee's Employment, Grantee shall provide assistance to and shall cooperate with the Company, upon its reasonable request and without additional compensation, with respect to matters within the scope of Grantee's duties and responsibilities during Employment, provided that any reasonable out-of-pocket expenses Grantee incurs in connection with any assistance Grantee has been requested to provide under this provision for items including, but not limited to, transportation, meals, lodging and telephone, shall be reimbursed by the Company. ING U.S. agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate, or cause a Subsidiary or Affiliate to coordinate, any such request with Grantee's other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities.
The term "Insurance Agent" shall mean those insurance agents or agencies representing the Company that are exclusive or career agents or agencies of the Company or any insurance agents or agencies which derive 50% or more of their business revenue from the Company (calculated on an aggregate basis for the 12 month period prior to the date Grantee terminates Employment or such other similar period for which such information is more readily available).
(b)    If any provision of Paragraph 8(a) is determined by a court of competent jurisdiction not to be enforceable in the manner set forth herein, the Company and Grantee agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.
(c) Grantee acknowledges that a material part of the inducement for the Company to award the Restricted Stock Units evidenced by this Agreement is Grantee's covenants set forth in Paragraph 8(a) and that the covenants and obligations of Grantee with respect to nondisclosure, nonsolicitation and cooperation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Grantee agrees that, if Grantee shall breach any of those covenants or obligations, any Restricted Stock Units awarded (or shares of Common Stock delivered) to the Grantee pursuant to this Agreement shall be rescinded and Grantee shall not be entitled to retain any income derived therefrom and the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Grantee from committing any violation of the covenants and obligations contained in Paragraph 8(a). The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as a court or arbitrator shall reasonably determine.
(d)    The Company may terminate any Restricted Stock Units awarded pursuant to this Agreement if Grantee has willfully engaged in gross misconduct which the Company determines is likely to be damaging or detrimental to the Company.

9.    Compliance with U.S. Tax Law
Where the Grantee qualifies as a US taxpayer, the Grantee understands and agrees that notwithstanding anything herein to the contrary, this Agreement, and the Converted Awards made hereby, shall be administered in accordance with the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to, Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, any adjustment of any of the Converted Awards granted hereby shall be made in compliance with Section 409A of the Code. The Converted Awards granted hereby are intended to either be exempt from or comply with Section 409A of the Code and will be administered and interpreted in accordance with that intent. In the event that the Grantee is a “specified employee” (within the meaning of the Treasury Regulations §1.409A‑1(i)) as of the date of the Grantee's “separation from service” (within the meaning of Treasury Regulations §1.409A‑1(h)) and if, as a result, any shares of Common Stock cannot be delivered, or any Converted Award cannot be paid or provided, in either case in the manner otherwise provided without subjecting the Grantee to “additional tax”, interest or penalties under Section 409A of the Code, then such shares shall be delivered, or Converted Award will be paid or provided, on the first day of the seventh month following the Grantee's separation from service.
10.    Defined Terms
(a)    “Disability” shall mean total and permanent as defined under the Grantee's employer's Long-Term Disability Plan, regardless of whether the Grantee actually participates in that plan, or if the employer has not such long-term disability plan, as determined by ING U.S. in its sole discretion.
(b)    “Retirement” shall mean termination of Employment on or after attaining age 55 and completion of at least 5 years of service. For these purposes, years of service shall have the same meaning as in the ING Americas Retirement Plan, as in effect from time to time.